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                 Exhibit 23.3 Consent of Stegman & Company



                           Stegman & Company



To:  Board of Directors of View Systems, Inc.



     We hereby consent to the inclusion in amended Form SB-2 of our report dated May 31, 2000 related to the financial statements of Xyros Systems, Inc. for the years ended December 31, 1998 and 1997.





                                       /s/ Stegman & Company




Baltimore, Maryland
June 5, 2000